Exhibit B.

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $30,000 principal amount of the Note (defined below) into Shares of Common Stock of BIOHEART, INC., a(n) FLORIDA Corporation (the “Borrower”) according to the conditions of the convertible Notes of the Borrower dated as of January 3, 2011 (the “Notes”), as of the date written below. If the securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Note is attached hereto (or evidence of loss, theft or destruction thereof).

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________________________________________________

Account Number: _________________________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specifically immediately below:

The certificates for the said Shares must be delivered via Priority Overnight courier in the name of:

Magna Group, LLC.
815 Brazos St., Ste. 500
Austin, TX 78701
EIN #: 27-2162659

Date of Conversion: 1.7.2011

Conversion Amount:  $30,000

Conversion Price:    $0.177

Shares To Be Delivered: 169,492

Signature: /s/Joshua Sason

Print Name:  Joshua Sason

Please mail all shares directly to our broker via priority overnight courier at:

E*TRADE Securities LLC

Harborside Financial Center

501 Plaza 2

34 Exchange Place

Jersey City, NJ 07311